Exhibit 99.1
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	5

Financial Statements:

Balance Sheets as of December 31, 2006 and September 30, 2007 (unaudited)	6

Statements of Income and Retained Earnings for the Years Ended December 31, 2005 and 2006 and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)	7

Statements of Cash Flows for the Years Ended December 31, 2005 and 2006 and for the Nine Months Ended September 30, 2006 and 2007 (unaudited)	8

Notes to Financial Statements	9

Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors
Antigen Laboratories, Inc.
We have audited the accompanying balance sheet of Antigen Laboratories, Inc. as of December 31, 2006, and the related statements of income and retained earnings and cash flows for the years ended December 31, 2005 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Antigen Laboratories, Inc. as of December 31, 2006, and its results of operations and cash flows for the years ended December 31, 2005 and 2006, in conformity with accounting principles generally accepted in the United States of America.
     /s/ J.H. Cohn LLP
     Jericho, New York
     January 18, 2008

ANTIGEN LABORATORIES, INC.
BALANCE SHEETS

	December 31,	September 30,
	2006	2007
		(unaudited)
ASSETS
Current assets:
Cash	$83,060	$—
Accounts receivable, net of allowance of $3,222 and $2,615	288,811	398,903
Inventories, net	3,386,358	3,676,212
Prepaid expenses and other current assets	96,699	53,614

Total current assets	3,854,928	4,128,729

Property and equipment, net	761,595	751,283

Receivable from shareholder	143,896	—

Other assets	1,925	1,925

	$4,762,344	$4,881,937

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$372,660	$370,314
Bank credit line	115,113	180,595
Accrued expenses and other current liabilities	66,159	83,673
Note payable — bank	303,169	292,024
Note payable — shareholder	200,000	200,000
Deferred income taxes	370,052	370,052
Income taxes payable	80,953	58,764

Total current liabilities	1,508,106	1,555,422

Deferred income taxes	185,798	185,798

Total liabilities	1,693,904	1,741,220

Shareholders’ equity:
Common stock - $100 par value; shares authorized, issued and outstanding - 371.8	37,180	37,180
Retained earnings	3,031,260	3,103,537

Total shareholders’ equity	3,068,440	3,140,717

	$4,762,344	$4,881,937

See notes to financial statements.

ANTIGEN LABORATORIES, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS

	Year Ended		Nine Months Ended
	December 31,		September 30,
	2005	2006	2006	2007
			(unaudited)	(unaudited)
Net sales	$4,861,574	$5,166,249	$3,946,738	$4,212,630

Cost of sales	2,432,935	2,545,719	1,976,464	2,328,599

Gross profit	2,428,639	2,620,530	1,970,274	1,884,031

Operating expenses:
Selling	758,465	799,712	602,313	583,100
General and administrative	1,078,703	1,031,005	763,078	890,261

Total operating expenses	1,837,168	1,830,717	1,365,391	1,473,361

Income from operations	591,471	789,813	604,883	410,670

Other (income) expense:
Interest, net	49,225	52,235	39,533	38,098
Other (income) expense	(5,816)	2,582	(494)	899

Total other expense, net	43,409	54,817	39,039	38,997

Income before provision for income taxes	548,062	734,996	565,844	371,673
Provision for income taxes	213,213	285,282	218,993	154,500

Net income	334,849	449,714	346,851	217,173

Deemed dividend to shareholder	—	—	—	(144,896)

Retained earnings, beginning of period	2,246,697	2,581,546	2,581,546	3,031,260

Retained earnings, end of period	$2,581,546	$3,031,260	$2,928,397	$3,103,537

See notes to financial statements.

ANTIGEN LABORATORIES, INC.
STATEMENTS OF CASH FLOWS

	Year Ended		Nine Months Ended
	December 31,		September 30,
	2005	2006	2006	2007
			(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$334,849	$449,714	$346,851	$217,173
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for losses on accounts receivable	4,800	4,800	511	(607)
Allowance for excess or slow moving inventory	5,138	10,331	—	—
Deferred income taxes	27,303	65,428	—	—
Depreciation	71,259	63,089	48,593	45,199
Changes in operating assets and liabilities:
Accounts receivable	(40,945)	(17,021)	(62,606)	(109,485)
Inventories	(263,895)	(538,296)	(448,156)	(289,854)
Prepaid expenses and other current assets	16,096	20,747	59,679	43,085
Accounts payable	108,520	114,642	49,406	(2,346)
Accrued expenses and other current liabilities	5,196	(2,567)	14,260	17,514
Income taxes payable	60,710	20,243	65,181	(22,189)

Net cash provided by (used in) operating activities	329,031	191,110	73,719	(101,510)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in receivable from shareholder	(42)	(34,725)	—	(1,000)
Purchases of property and equipment	(40,608)	(139,785)	(124,500)	(34,887)

Net cash used in investing activities	(40,650)	(174,510)	(124,500)	(35,887)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on note payable — bank	(102,960)	(14,613)	(10,388)	(11,145)
Proceeds from borrowings under bank credit line	769,900	889,140	643,640	543,500
Repayments of borrowings under bank credit line	(888,918)	(884,804)	(659,208)	(478,018)

Net cash provided by (used in) financing activities	(221,978)	(10,277)	(25,956)	54,337

NET INCREASE (DECREASE) IN CASH	66,403	6,323	(76,737)	(83,060)

CASH, beginning of period	10,334	76,737	76,737	83,060

CASH, end of period	$76,737	$83,060	$—	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$49,000	$52,000	$42,000	$38,000

Income taxes	$129,802	$199,612	$153,812	$176,688

NON-CASH INVESTING ACTIVITY:
Reclassification of receivable from shareholder to deemed dividend	$—	$—	$—	$144,896

See notes to financial statements.

ANTIGEN LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Business:
Antigen Laboratories, Inc. (the “Company”) is a privately-held specialty pharmaceutical company licensed to manufacture allergenic extracts for immunotherapy. The Company carries a full line of stock extracts, prepares custom prescription treatment sets (either in-vitro or skin test based) and carries a full line of ancillary supplies (i.e. sterile empty vials, diluents, allergist trays, syringes, diagnostic controls and vial labels) needed for the practice of allergy. The Company was incorporated on February 5, 1968 under the laws of the State of Missouri.
Note 2 — Summary of Significant Accounting Policies:
Use of Estimates:
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The accounting estimates that require management’s most difficult and subjective judgments include provisions for bad debts, inventory shelf life and valuation, depreciable lives and impairment of long-lived assets. Because of the uncertainly in such estimates, actual results may differ from these estimates.
Concentration of Credit Risk:
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company reduces credit risk by placing its cash and cash equivalents with major financial institutions with high credit ratings. At times, such amounts may exceed Federally insured limits.
Accounts Receivable and Reserves:
The carrying amount of accounts receivable is reduced by a valuation allowance that reflects the Company’s estimate of the amounts that will not be collected as of a point in time. In addition to reviewing delinquent accounts receivable, the Company considers many factors in estimating the allowance, including historical data, experience, customer types, credit worthiness and economic trends. From time to time, the Company adjusts its assumptions for anticipated changes in any of these or other factors expected to affect collectability.
Inventory:
Inventories consist of finished goods held for distribution, raw materials and work-in-process. Inventories include material, labor and overhead and are stated at the lower of cost (determined by the first-in, first-out method) or market. Inventories are reduced by provisions for excess and slow moving items commensurate with known or estimated exposures.

Note 2 — Summary of significant accounting policies (continued):
Property and Equipment:
Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the following estimated useful lives:

Estimated
Useful Life
Building and improvements	35 - 40 years
Equipment	5 - 10 years
Computers	5 years
Expenditures for maintenance and repairs of property and equipment are expensed as incurred. Major improvements are capitalized and depreciated over the remaining useful life of the related asset.
Valuation of Long-lived Assets:
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset.
Advertising:
The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations for the years ended December 31, 2005 and 2006 and the nine months ended September 30, 2006 and 2007 and were $17,201, $18,080, $140 and $382, respectively.
Revenue Recognition:
Revenue is recognized when products are shipped to customers. The Company believes that the shipment date is the most appropriate point in time indicating the completion of the earnings process because it does not have any post-shipment obligations, the product price is fixed and determinable, collection of the resulting receivable is probable and product returns are reasonably estimable.
Customer and Supplier Concentration:
The Company sells its products directly to physicians, pharmacies, hospitals, and governmental agencies located primarily throughout the United States. No one customer accounted for 10% or more of sales for the years ended December 31, 2005 and 2006 or the nine month periods ended September 30, 2006 and 2007. In addition, no one customer accounted for more than 10% of accounts receivable as of December 31, 2006 or September 30, 2007.
During the year ended December 31, 2005, the Company made purchases from three vendors that accounted for approximately 64% of total purchases. During the year ended December 31, 2006, the

Note 2 — Summary of significant accounting policies (continued):
Company made purchases from four vendors that accounted for approximately 76% of total purchases. During the nine months ended September 30, 2006, the Company made purchases from four vendors that accounted for approximately 76% of total purchases. During the nine months ended September 30, 2007, the Company made purchases from three vendors that accounted for approximately 67% of total purchases.
Shipping and Handling:
The Company expenses shipping and handling costs incurred as part of cost of sales. Shipping and handling fees charged to customers are included in net sales.
Income Taxes:
The Company accounts for income taxes using the liability method. Current income tax expense is the amount of income taxes expected to be payable for the current year and on an interim basis are provided for based upon the Company’s estimate of the effective annual income tax rate.. Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end (“temporary differences”) based on enacted laws and statutory rates applicable for the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that is considered more than likely not to be realized.
Defined Contribution Plan:
The Company provides a defined contribution Simple IRA savings plan (the “Plan”) in which all full-time employees of the Company are eligible to participate. Eligible employees may contribute pre-tax amounts to the Plan subject to the Internal Revenue Code limitations. Company contributions to the Plan are at the discretion of the Board of Directors and can be made in matching amounts up to 3% of the employee’s salary. The Company made matching contributions of $21,815, $22,713, $17,300 and $18,433 during the years ended December 31, 2005 and 2006 and the nine months ended September 30, 2006 and 2007, respectively.
New Accounting Pronouncements:
In July 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of SFAS No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on future changes, classification, interest and penalties, accounting in interim periods, disclosures and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has completed its initial evaluation of the impact of the adoption of FIN 48 and determined that such adoption is not expected to have a material impact on its financial position or results from operations.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies under other previously issued accounting

Note 2 — Summary of significant accounting policies (concluded):
pronouncements that require or permit fair value measurements but does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of SFAS 157 on its financial statements.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), including an amendment to FASB No. 115. SFAS 159 gives entities the irrevocable option to measure eligible financial assets, financial liabilities and firm commitments at fair value, on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value under other accounting standards. The election, called the fair value option, will enable entities to achieve an offset accounting effect for changes in fair value of certain related assets and liabilities without having to apply complex hedge accounting provisions. SFAS 159 is effective as of the beginning of a company’s first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of SFAS 159 on its financial statements.
Note 3 — Inventory:
Inventory consists of the following:

	December 31,	September 30,
	2006	2007
		(unaudited)
Raw materials	$934,588	$1,146,459
Ancillary supplies	483,757	649,331
Work-in-process	168,158	218,021
Finished extracts	1,866,123	1,732,130

	3,452,626	3,745,941
Less: Allowances for excess and slow moving	66,268	69,729

	$3,386,358	$3,676,212

Note 4 — Property and equipment:
Property and equipment consists of the following:

	December 31,	September 30,
	2006	2007
		(unaudited)
Land	$5,399	$5,399
Building and improvements	1,381,237	1,377,974
Furniture, fixtures and equipment	593,077	559,734

	1,979,713	1,943,107
Less: Accumulated depreciation	1,218,118	1,191,824

	$761,595	$751,283

Note 5 — Bank Credit Line:
The Company has a $250,000 revolving credit facility with a local bank which is collateralized by, among other things, all assets of the Company and the personal guarantees of the shareholders. Amounts outstanding bear interest at the rate of 1% above the Wall Street Journal Prime Rate (8.25% at December 31, 2006 and September 30, 2007) and are due on December 22, 2007. All amounts outstanding under this credit facility were paid in full upon the closing of the acquisition as discussed in Note 10.
Note 6 — Note Payable – Bank:
On September 17, 2002, the Company borrowed $465,000 from the same local bank noted above to finance the purchase of its building. Such loan is collateralized by, among other things, all assets of the Company and the personal guarantees of the shareholders. Principal and interest payments, which vary with the Wall Street Journal Prime rate (8.25% at December 31, 2006 and September 30, 2007), are due in 59 installments of $3,987 with the remaining balance due on December 17, 2007. All amounts outstanding were paid in full upon the closing of the acquisition as discussed in Note 10.
Note 7 — Note Payable – Shareholder:
On September 20, 2002, the Company issued an uncollateralized note payable in the amount of $250,000 to a shareholder in exchange for cash. The note has no set maturity date and bears interest at 7% which is due monthly. Interest expense was $14,000, $14,000, $10,471 and $10,471 for the years ended December 31, 2005 and 2006 and the nine months ended September 30, 2006 and 2007, respectively. All amounts outstanding were paid in full upon the closing of the acquisition as discussed in Note 10.
Note 8 — Receivable from Shareholder:
Amounts represent advances made by the Company to its sole shareholder. Such amounts are uncollateralized, non-interest bearing and have no terms. This receivable was forgiven in connection with the acquisition discussed in Note 10 and therefore has been classified as a deemed dividend in the Statement of Income and Retained Earnings for the nine months ended September 30, 2007.

Note 9 — Income Taxes:
The provision for income taxes consists of the following:

	Year Ended
	December 31,
	2005	2006
Current:
Federal	$166,340	$196,711
State	19,570	23,143

	185,910	219,854

Deferred:
Federal	24,429	58,541
State	2,874	6,887

	27,303	65,428

	$213,213	$285,282

The differences between income taxes provided at the Company’s effective rate and the federal statutory rate of 34% are as follows:

	Year Ended
	December 31,
	2005	2006
Income tax at statutory rate	$186,341	$249,899
State taxes, net of Federal benefit	22,444	30,030
Other	4,428	5,353

	$213,213	$285,282

Note 9 — Income Taxes (concluded):
Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) are as follows:

	December 31,	September 30,
	2006	2007
		(unaudited)
Property and equipment	$(185,798)	$(185,798)
Allowance for bad debts	1,224	1,224
Alowances for excess and slow moving inventory	25,181	25,181
Section 263a inventory costs	(396,457)	(396,457)

Net deferred tax liabilities	$(555,850)	$(555,850)

Note 10 — Subsequent Event:
On November 8, 2007 (the “Closing Date”), Planet Technologies, Inc. a California corporation (“Planet”), acquired all of the issued and outstanding common stock of the Company from its shareholders pursuant to a Stock Purchase Agreement (“SPA”), as amended, dated September 5, 2007. On the Closing Date, Planet paid the $8,800,000 in cash and agreed to pay an additional $1,000,000 on the date 12 months following the Closing Date, subject to adjustment and delay for certain non-performance related contingencies, as defined in the SPA. In addition, Planet agreed to: (i) pay-off the $200,000 note due to a shareholder in cash, (ii) forgive the receivable from a shareholder in the amount of approximately $150,000, and (iii) pay in full all of the Company’s bank debt of approximately $500,000.